Exhibit 10.25

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Employment Agreement is made and entered into as of the last date that appears below the Parties’ signature lines on the last page of this Amendment (the “Effective Date”), by and between Kevin Brian Cox, an individual, (the “Executive”) and SurgePays, Inc. (the “Company”) (each individually, a “Party,” collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Employment Agreement, dated December 22, 2023, as amended by that certain Amendment to Employment Agreement dated March 7, 2024 (collectively, the “Employment Agreement”);

WHEREAS, all capitalized terms used in this Amendment that are not defined in this Amendment shall have the same meaning as in the Employment Agreement, and all section references are to sections to the Employment Agreement;

WHEREAS, pursuant to the Employment Agreement and subject to certain terms and conditions, the Company is obligated to grant the Executive certain Restricted Share Awards (“RSAs”) during the Term and any Renewal Term, beginning on March 1, 2024;

WHEREAS, the Parties wish to modify the vesting of the 2025 RSAs so that they vest on December 31, 2025; and

WHEREAS, the Executive desires to be employed by the Company on the terms and conditions in the Employment Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree that the Employment Agreement is hereby amended as follows:

A.	Amendment To Employment Agreement.

The first two sentences of Section 3.03 are hereby deleted and replaced in their entirety by the following language:

“Each year of the Initial Term or any Renewal Term thereafter for a minimum of five (5) years, the Company shall grant Executive 500,000 (Five Hundred Thousand) Restricted Shares (“RSAs” and each grant, an “RSA Grant”) pursuant to the SurgePays, Inc. 2022 Omnibus Securities and Incentive Plan (the “Plan”). The RSA Grants shall be fully vested on each grant date, in each case subject to Executive’s continued employment with the Company through the applicable grant date. Pursuant to this Section 3.03, the Company shall make the following RSA Grants to Executive: 83,334 RSAs on July 1, 2024, 83,334 RSAs on August 1, 2024, 83,333 RSAs on September 1, 2024, 83,333 RSAs on October 1, 2024, 83,333 RSAs on November 1, 2024, 83,333 RSAs on December 1, 2024, 500,000 RSAs on December 31, 2025, 500,000 RSAs on June 1, 2026, 500,000 RSAs on June 1,2027, 500,000 RSAs on June 1, 2028, and 500,000 RSAs on each June 1 of a Renewal Term.”

B.	No Other Amendments. Except as specifically set forth in this Amendment, there are no other amendments to the Employment Agreement, and the Employment Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Employment Agreement as of the dates set forth below.

SurgePays, Inc.

By:	/s/ Anthony Evers
Print Name: Anthony Evers

Title:	Chief Financial Officer
Dated:	June 30, 2025

Executive:

Kevin Brian Cox
/s/ Kevin Brian Cox
Dated:	June 30, 2025